UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2008

Commission File Number: 000 – 28305

ENERGY QUEST, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (state of other jurisdiction of incorporation or organization)	91 – 1880015 (I.R.S. Employer I.D. No.)

Suite 169, 850 South Boulder Hwy, Henderson, NV USA 89015
(Address of principal executive offices)

(702) 568-4131
Issuer’s telephone number

☐ Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2008, Steve Eilers, a Director and the Secretary and Treasurer of Energy Quest, Inc. (the “Company”), submitted his resignation notice to the Company, effective immediately. The resignation was not motivated by a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Eilers has resigned both as an officer and a director of the Company.

On July 1, 2008, the Company’s Board of Directors appointed Mr. Ron Foster as a Director and to serve as Secretary and Treasurer of the Company. There are no understandings or arrangements between Mr. Foster and any other person pursuant to which Mr. Foster was selected as an executive officer. Mr. Foster has been a Director and the Chief Executive Officer of SBI Communication, Inc. and ValCom, Inc. Mr. Foster has been involved in accounting and financial reporting for corporations for the last 25 years. Mr. Foster does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008	ENERGY QUEST INC.
(Issuer)

By: /s/ Wilf Ouellette
Wilf Oullette
Secretary, Treasurer and Director